Exhibit 10.27

[EXECUTION COPY]

AMENDMENT AGREEMENT UNDER WOODRIDGE LABS CREDIT AGREEMENT

AMENDMENT AGREEMENT, dated as of April 17, 2007 (“this Agreement”), under the Credit Agreement, dated as of March 9, 2006 (as amended, supplemented, amended and restated or otherwise modified from time to time, the “Credit Agreement”), by and among: (a) WOODRIDGE LABS, INC. (formerly known as “W Lab Acquisition Corp.”), a Delaware corporation (hereinafter, together with its successors in title and assigns, called the “Borrower”); (b) NEXTERA ENTERPRISES, INC., a Delaware corporation (hereinafter, together with its successors in title and assigns, called the “Parent Company” and, together with the Borrower, called, collectively, the “Principal Companies” and, singly, a “Principal Company”); (c) the several financial institutions from time to time party to the Credit Agreement as lenders thereunder (collectively, “Lenders” and, individually, a “Lender”); and (d) NEWSTAR FINANCIAL, INC., as the administrative agent for the Lenders (hereinafter, together with its successors as the administrative agent for the Lenders, called the “Administrative Agent”).  Capitalized terms used in this Agreement and not otherwise defined herein have the meanings assigned to such terms in or by reference in the Credit Agreement.

SECTION 1.                            Background.  The Borrower and the Parent Company have requested that the Lenders agree to amend certain provisions of the Credit Agreement, and the Lenders have agreed to amend the Credit Agreement on the terms and subject to the conditions set forth in this Agreement.

SECTION 2.                            Amendment of Credit Agreement.  Effective on and as of April 17, 2007 (“Effective Date”), but, subject, always, to the execution and delivery of this Agreement by the Principal Companies and each of the Lenders and to the satisfaction of each of the other conditions precedent set forth in Section 3, the Lenders hereby agree with the Principal Companies to amend the Credit Agreement as follows:

(a)                                        New Defined Terms.  Article 1 of the Credit Agreement is hereby amended by inserting the following new definitions in the appropriate alphabetical order in Article 1:

“Intercompany Subordination Agreement” means the Intercompany Subordination Agreement, in or substantially in the form of Exhibit B to the 2007 Amendment, to be executed and delivered to the Administrative Agent by the Parent Company and the Borrower.

“Liquidity” means, in relation to any Person as at any date, the aggregate amount of the Unrestricted Cash of such Person as at such date, as determined on a stand-alone basis in accordance with GAAP.

“Overhead Expenses” means, in relation to any Person, collectively, (a) all corporate overhead costs and expenses (including, without limitation, legal, auditing and accounting expenses and other similar costs and expenses) of such Person, and (b) all franchise taxes and federal, state and local income taxes, and interest and penalties with respect thereto, of such Person, all as determined in accordance with GAAP.

“Permitted Intercompany Loan” means any loan or advance made to the Borrower in cash by the Parent Company prior to, on or after the 2007 Amendment Effective Date; provided, however, that, for purposes of this Agreement, any such loan or advance shall constitute a “Permitted Intercompany Loan” only if each of the following conditions shall be satisfied with respect to such loan or advance and also with respect to any Indebtedness of the Borrower with respect to such loan or advance, and any

Indebtedness of the Borrower under or with respect to any Instruments evidencing or governing such loan or advance:

(a)                              such Indebtedness shall not be Guaranteed by any of the other Subsidiary Loan Parties or secured by any Property of the Borrower or any of the other Subsidiary Loan Parties;

(b)                             such Indebtedness shall not be subject to any mandatory prepayment or mandatory repayment of any principal thereof, or otherwise subject to any mandatory redemption or repurchase agreements, at any time prior to the first anniversary of the Final Maturity Date;

(c)                              the annual interest rate from time to time applicable to such Indebtedness shall not exceed the annual rate of seven percent (7%);

(d)                             the making by the Borrower of any payments in cash of (i) any principal of or interest on any such Indebtedness, or (ii) any fees, commissions or other transaction costs or expenses in connection with the making of any such loans or advances, shall at all times remain subject to the restrictions and limitations set forth in Section 7.6 of this Agreement;

(e)                              such Indebtedness shall at all times be and remain subordinated to the Obligations upon the terms and subject to the conditions contained in the Intercompany Subordination Agreement, and the other terms and conditions applicable to such Indebtedness, including terms and conditions relating to covenants, defaults and other provisions, shall (when taken as a whole) be satisfactory in all material respects to the Administrative Agent;

(f)                                such Indebtedness shall at all times be evidenced by one or more promissory notes of the Borrower payable to the order of the Parent Company, and each of such promissory notes shall, promptly after the execution and delivery thereof by the Borrower, be delivered in pledge by the Parent Company to the Administrative Agent in accordance with the terms contained in the Pledge Agreement, together with undated Instruments of transfer signed in blank by the Parent Company;

(g)                             the aggregate principal amount of all of such loans or advances from time to time outstanding shall not exceed the sum of (i) the aggregate unpaid principal amount outstanding from time to time of all Permitted Intercompany Loans made to the Borrower on or prior to the 2007 Amendment Effective Date, all as contemplated by Section 3(d)(iii) of the 2007 Amendment, plus (ii) $1,000,000; and

(h)                             after giving effect to the making of each such loan or advance, the Parent Company shall have Unrestricted Cash in an aggregate amount not less than $200,000.

“Permitted Investments” means, collectively, in relation to the Parent Company, cash Investments in the Parent Company made by way of (a) Permitted Investor Loans to the Parent Company, or (b) the purchase from the Parent Company of Permitted Equity Interests of the Parent Company.

“Permitted Investor Debt” means any Indebtedness of the Parent Company with respect to any loan or advance made in cash to the Parent Company by any member or members of the Existing Investor Group or any of their Affiliates, and any Indebtedness of the Parent Company under or with respect to any Instruments evidencing or governing any such loan or advance; provided, however, that, for purposes of this Agreement, any such Indebtedness shall constitute “Permitted Investor Debt” only if:

(a)                              such Indebtedness shall not be Guaranteed by the Borrower or any of the other Subsidiary Loan Parties or secured by any Property of the Parent Company, the Borrower or any of the other Subsidiary Loan Parties;

(b)                             such Indebtedness shall not be subject to any mandatory prepayment or mandatory repayment of any principal thereof (other than prepayments or repayments constituting Permitted Investor Debt Exchanges of such Indebtedness), or otherwise subject to any mandatory redemption or repurchase agreements (other than redemptions or repurchases constituting Permitted Investor Debt Exchanges of such Indebtedness), at any time prior to the first anniversary of the Final Maturity Date;

(c)                              the annual interest rate from time to time applicable to such Indebtedness shall not exceed the annual rate of seven percent (7%);

(d)                             the making by the Parent Company of any payment in cash of any principal of or interest on any such Indebtedness shall at all times remain subject to the restrictions and limitations set forth in Section 7.6 of this Agreement;

(e)                              each of the holders of any such Indebtedness shall at all times remain bound by a Standstill Agreement, and the exercise by any holder or holders thereof of any remedies with respect to any such Indebtedness or Liens securing any such Indebtedness shall at all times remain subject to the restrictions and limitations set forth in a Standstill Agreement;

(f)                                the other terms and conditions applicable to such Indebtedness, including terms and conditions relating to covenants, defaults and other provisions, shall (when taken as a whole) be satisfactory in all material respects to the Administrative Agent; and

(g)                             the entire proceeds of each loan or advance to which such Indebtedness relates shall (except as and to the extent that the Administrative Agent shall otherwise expressly agree) be used by the Parent Company only for any of the following purposes:  (i) making Permitted Intercompany Loans to the Borrower; (ii) paying Overhead Expenses of the Parent Company; (iii) making Investments in the Borrower or any of the other Subsidiary Loan Parties by way of (A) capital contributions, or (B) the purchase of Permitted Equity Interests; or (iv) financing the Amount of any Permitted Acquisitions and any related transaction costs.

“Permitted Investor Debt Exchange” means, in relation to any Permitted Investor Debt at any time remaining unpaid, (a) the exchange or surrender of such Permitted Investor Debt by the holder or holders thereof for Permitted Equity Interests of the Parent Company, or (b) the redemption or repurchase of such Permitted Investor Debt by the Parent Company in exchange for Permitted Equity Interests of the Parent Company.

“Permitted Investor Loan” means any loan or advance made in cash to the Parent Company by any member or members of the Existing Investor Group or any of their Affiliates; provided, however, that, for purposes of this Agreement, any such loan or advance shall constitute a “Permitted Investor Loan” only if all Indebtedness of the Parent Company with respect to such loan or advance, and all Indebtedness of the Parent Company under or with respect to any Instruments evidencing or governing such loan or advance, shall at all times be and remain Permitted Investor Debt of the Parent Company.

“Restricted Cash” means, in relation to any Person, all cash and cash equivalents of such Person that:  (a) are held in trust for any other Person or Persons; (b) are subject to escrow or other similar arrangements in connection with Acquisition transactions or otherwise; (c) are subject to any Liens of the kind described clause (e) or clause (f) of Section 7.1; or (d) are pledged as cash collateral or the like to secure any Indebtedness of such Person other than the Obligations, all as determined in accordance with GAAP.

“Restriction Termination Date” means the later of: (a) the date on which the Administrative Agent shall receive from the Parent Company the audited consolidated financial statements of the Parent Company and its Subsidiaries, complying with the provisions of Section 6.1(a), for the Parent Company’s Fiscal Year ending December 31, 2007; or (b) the date on which the Administrative Agent shall receive from the Principal Companies a Compliance Certificate, complying with the provisions of Section 6.2(a)(i), showing to the reasonable satisfaction of the Administrative Agent that the Consolidated Leverage Ratio of the Borrower and the other Subsidiary Loan Parties as of the last day of the Measurement Period covered by such Compliance Certificate is 2.75:1.00 or less.

“Standstill Agreement” means any Standstill Agreement, in or substantially in the form of Exhibit C to the 2007 Amendment, executed and delivered by any holder or holders of any Permitted Investor Debt, the Parent Company and the Administrative Agent.

“2007 Amendment” means the Amendment Agreement, dated as of April 17, 2007, by and among the Principal Companies, the Lenders and the Administrative Agent.

“2007 Amendment Effective Date” means April 17, 2007.

“2007 Investment Agreement” means the Funding Agreement, dated as of April 16, 2007, by and among the Parent Company, the Borrower and certain members of the Existing Investor Group and their Affiliates, upon the terms and subject to the conditions of which (among other things) the Parent Company is to receive certain Permitted Investor Loans.

“2007 Investment Documents” means, collectively, (a) the 2007 Investment Agreement, and (b) all material agreements, Instruments, certificates and Governing Documents executed and/or delivered in connection therewith.

“2007 Investments” means, collectively, (a) the Investments in the Parent Company made or to be made upon the terms and subject to the conditions contained in the 2007 Investment Documents, (b) the $500,000 cash deposit transferred to the Parent Company on or about March 29, 2007 out of the escrow arrangements created under the WL Purchase Agreement, and (c) the $1,500,000 cash deposit transferred to the Parent

Company on or immediately prior to the 2007 Amendment Effective Date out of the escrow arrangements created under the WL Purchase Agreement.

“Unrestricted Cash” means, in relation to any Person, all cash and cash equivalents of such Person, other than Restricted Cash of such Person, all as determined in accordance with GAAP.

(b)                               Amended and Restated Defined Terms.  Article 1 of the Credit Agreement is hereby further amended by amending and restating in its entirety each of the following defined terms:

“Aggregate Revolving Commitment” means the combined Revolving Commitments of all of the Revolving Lenders: (a) in the maximum aggregate amount of $5,000,000 at all times prior to the 2007 Amendment Effective Date; and (b) in the maximum aggregate amount of $2,750,000 from and after the 2007 Amendment Effective Date.  The amount of the Aggregate Revolving Commitment may be reduced from time to time upon the terms contained in this Agreement.

“Applicable Margin” means, with respect to any of the Loans, a percentage, per annum, determined by reference to the Consolidated Adjusted Leverage Ratio with respect to the Parent Company and its Subsidiaries in effect from time to time, all as set forth in the Pricing Grid below:

PRICING GRID
Consolidated Adjusted Leverage Ratio	Base Rate Loans	Eurodollar Rate Loans

> 4.00:1.00	3.250%	4.500%

< 4.00:1.00 > 3.50:1.00	2.750%	4.000%

< 3.50:1.00 > 3.00:1.00	2.500%	3.750%

< 3.00:1.00 > 2.50:1.00	2.250%	3.500%

< 2.50:1.00 > 1.50:1.00	2.000%	3.250%

< 1.50:1.00	1.750%	3.000%

The “Applicable Margin” shall be determined by reference to the Consolidated Adjusted Leverage Ratio with respect to the Parent Company and its Subsidiaries set forth in the most recent Compliance Certificate delivered pursuant to Section 6.2(a).  Any increase or decrease in the Applicable Margin resulting from a change in the Consolidated Adjusted Leverage Ratio shall be effective as of the first Business Day after the date on which the Administrative Agent shall have received a Compliance Certificate pursuant to Section 6.2(a). Promptly following receipt of the applicable information as and when required under Section 6.2(a), the Administrative Agent shall give each Lender facsimile or telephonic notice (confirmed in writing) of the Applicable Margin in effect from such date.  For purposes of this Agreement, the Applicable Margin during the period beginning on the 2007 Amendment Effective Date and ending on the first Business Day after the date on which the Administrative Agent shall receive a Compliance Certificate for the Fiscal Quarter ending June 30, 2007 shall be determined on the basis of a Consolidated Adjusted Leverage Ratio with respect to the Parent Company and its Subsidiaries greater than 4.00:1.00.

“Compliance Certificate” means a Compliance Certificate, in or substantially in the form of Exhibit J (as amended by the 2007 Amendment) or otherwise in such other form as shall from time to time be agreed by the Principal Companies and the Administrative Agent in accordance with the terms of this Agreement, duly executed by a Responsible Officer of each Principal Company and delivered pursuant to Section 6.2(a) or (as the case may be) other provisions of this Agreement.

“Consolidated Adjusted Leverage Ratio” means, in relation to the Parent Company and its Subsidiaries as of the last day of any Fiscal Quarter, the ratio of (a) the Consolidated Total Debt of the Parent Company and its Subsidiaries as of such date, net of the aggregate principal amount of the Permitted Investor Debt of the Parent Company as at such date, to (b) the Consolidated EBITDA of the Parent Company and its Subsidiaries for the Measurement Period ending on such date.

“Permitted Acquisition” means any Acquisition by any of the Subsidiary Loan Parties; provided however, that: (a) each of the applicable Permitted Acquisition Conditions with respect to such Acquisition shall have been satisfied at the time such Acquisition is consummated; and (b) unless the entire cash portion of the Amount of such Acquisition shall be financed with cash proceeds from the issuance by the Parent Company to members of the Existing Investor Group or any of their Affiliates of Permitted Equity Interests of the Parent Company or Indebtedness of the Parent Company permitted by clause (k) of Section 7.3, then the Borrower shall also have obtained the prior written consent of the Administrative Agent for such Acquisition (which consent by the Administrative Agent shall not be unreasonably withheld or delayed).  For purposes of this Agreement, the so-called “Heavy Duty” Acquisition by the Borrower, for an Amount not exceeding in the aggregate the sum of $200,000 plus all reasonable related transaction costs, shall be deemed to be a “Permitted Acquisition”.

(c)                                      Consolidated Fixed Charges.  Article 1 of the Credit Agreement is hereby further amended: (i) by deleting in its entirety the first sentence of the definition of the term “Consolidated Fixed Charges”; and (ii) by inserting in place of the sentence so deleted, the following sentence:

“Consolidated Fixed Charges” means, in relation to any Person and its Subsidiaries for any period, the sum (without duplication) of (a) Consolidated Cash Interest Expense of such Person and its Subsidiaries for such period, plus (b) the aggregate amount paid or required to be paid in cash in respect of income taxes by such Person or any of its Subsidiaries on a consolidated basis during such period, plus (c) Consolidated Capital Expenditures of such Person and its Subsidiaries for such period, plus (d) all regularly scheduled payments required to be made during such period on account of principal of Indebtedness of such Person or of any of its Subsidiaries (including regularly scheduled principal payments in respect of the Loans, and also including the principal component of any scheduled payments in respect of Capital Lease Obligations), plus (e) the aggregate amount of all Restricted Payments paid in cash by such Person and its Subsidiaries during such period (determined on a consolidated basis), other than the aggregate amount of all (if any) Restricted Payments paid in cash by the Borrower pursuant to Section 7.6(c), plus (f) foreign exchange losses during such period, and minus (g) foreign exchange gains during such period, all as determined for such period on a consolidated basis in accordance with GAAP.

(d)                                       Indebtedness.  Article 1 of the Credit Agreement is hereby further amended by inserting in clause (g) of the definition of the term “Indebtedness”, in two places immediately after the words “Equity Interests” which appear in two places in such clause (g), the following parenthetical:

(other than any Permitted Equity Interests)

(e)                                      Permitted Equity Interests.  Article 1 of the Credit Agreement is hereby further amended by inserting the following new sentence in the definition of “Permitted Equity Interests” immediately after the existing first sentence of such definition:

For all purposes of this Agreement, the Equity Interests issued and sold by the Parent Company pursuant to the 2007 Investment Documents shall be deemed to be “Permitted Equity Interests”.

(f)                                        Restricted Payments.  Article 1 of the Credit Agreement is hereby further amended (i) by deleting the “and” appearing immediately before clause (c) of the definition of the term “Restricted Payments”, and (ii) inserting the following immediately after existing clause (c) of such defined term:

; and (d) the making by the Parent Company of any payment or prepayment (whether of principal, premium, interest or any other sum) of or on account of, or any payment or other distribution by the Parent Company on account of the redemption, repurchase, defeasance or other acquisition for value of, any Indebtedness of any kind whatsoever (including any Permitted Investor Debt) of the Parent Company to any Affiliates of the Parent Company or to any other member or members of the Existing Investor Group or any their Affiliates.

(g)                                     Deletion of Certain Defined Terms.  Article 1 of the Credit Agreement is hereby further amended by deleting the definitions for the term “Borrower Overhead Expense Items” and the term “Parent Company Overhead Expense Items”.

(h)                                     Revolving Loans.  Section 2.1 of the Credit Agreement is hereby amended by amending paragraph (b) of Section 2.1: (i) by deleting the Dollar amount “$5,000,000” appearing in such paragraph (b); and (ii) by inserting the phrase “the Aggregate Revolving Commitment from time to time in effect” in place thereof.

(i)                                         Reduction and Termination of Commitments. Paragraph (a) of Section 2.4 of the Credit Agreement is hereby amended by inserting the following new sentence in paragraph (a) of Section 2.4 immediately after the existing first sentence thereof:

The Revolving Commitment of each Revolving Lender in effect from time to time shall be in the maximum amount shown opposite the name of such Lender in Schedule 2.1 (as amended by the 2007 Amendment).

(j)                                         Repayments of Principal of Term Loans.  Section 2.7 of the Credit Agreement is hereby amended by amending and restating in its entirety as follows existing paragraph (b) of Section 2.7 of the Credit Agreement:

(b)                             Term Loan.  The Outstanding Amount of the Term Loans on and as of the 2007 Amendment Effective Date is $9,500,000.  The Borrower shall repay the Outstanding Amount of the Term Loans remaining unpaid on and as of the 2007 Amendment Effective Date in thirteen (13) installments of principal, payable on the principal payment dates specified in the table below, in an amount for each such scheduled installment equal to the amount set forth opposite the scheduled principal payment date in the table below:

Principal Payment Date	Amount

03/31/08	$250,000
06/30/08	$250,000
09/30/08	$250,000
12/31/08	$250,000

03/31/09	$312,500
06/30/09	$312,500
09/30/09	$312,500
12/31/09	$312,500

03/31/10	$437,500
06/30/10	$437,500
09/30/10	$437,500
12/31/10	$437,500

03/31/11	$5,500,000

(k)                                      Certain Financial Information.  Section 6.2 of the Credit Agreement is hereby amended: (i) by amending and restating in its entirety as follows existing subclause (B) of clause (ii) of Section 6.2(a) of the Credit Agreement:

(B) a written report prepared by a Responsible Officer of the Parent Company setting forth (in each case) in reasonable detail: (1) all Unrestricted Cash owned by the Parent Company on a stand-alone basis as at the last day of such month; (2) the Overhead Expenses of the Parent Company (determined on a stand-alone basis) actually paid in such month; (3) all Unrestricted Cash of the Borrower and the other Subsidiary Loan Parties, determined on a consolidated basis, as at the last day of such month; (4) all Restricted Payments actually made to the Parent Company by the Borrower in such month; (5) all Restricted Payments actually made by the Parent Company in such month; (6) the aggregate unpaid principal amount of all Permitted Investor Debt as at the last day of such month; and (7) the aggregate unpaid principal amount of all Permitted Intercompany Loans as at the last day of such month;

; and (ii) by inserting into Section 6.2(a) of the Credit Agreement, immediately after clause (ii) thereof, the following new clause (iii):

and (iii)    concurrently with the delivery of the financial statements referred to in Sections 6.1(a) and 6.1(b), true and complete copies (unless the same has been previously delivered to the Administrative Agent) of each Investor Debt Document (as defined in the Standstill Agreements) and each Subordinated Debt Document (as defined in the Intercompany Subordination Agreement) to which any of the Loan Parties has become a party or by which any of the Loan Parties has become bound during the Measurement Period or portion thereof covered by the financial statements so delivered;

(l)                                         Investments.  Section 7.2 of the Credit Agreement is hereby amended by amending and restating in its entirety as follows clause (d) of Section 7.2 of the Credit Agreement:

(d)                             Investments of the Parent Company in the Borrower or any of the Subsidiary Guarantors made by way of capital contributions made in cash or the purchase for cash of Permitted Equity Interests; Investments of the Parent Company in the Borrower made by way of Permitted Intercompany Loans; Investments of the Parent Company in the Borrower or any of the Subsidiary Guarantors by way of any Guarantees made by the Parent Company that are permitted by Section 7.3(c); Investments of the Borrower in any of the Subsidiary Guarantors; and Investments of any Subsidiary Guarantors in the Borrower or in any Subsidiary Guarantors, including Investments consisting of intercompany Indebtedness permitted by Section 7.3(c);

(m)                                   Indebtedness.  Section 7.3 of the Credit Agreement is hereby amended by amending and restating in its entirety as follows clause (c) of Section 7.3 of the Credit Agreement:

(c)                              (i)                                     Guarantees by the Borrower or any of the Subsidiary Guarantors in respect of any Indebtedness of the Borrower or any of the Subsidiary Guarantors otherwise permitted hereunder; (ii) Indebtedness of any Subsidiary Loan Party to another Subsidiary Loan Party; (iii) Permitted Intercompany Loans made by the Parent Company to the Borrower; and (iv) Guarantees by the Parent Company in respect of any Indebtedness of the Borrower or any of the Subsidiary Guarantors; provided, however, that the terms of any reimbursement obligations of the Borrower or any of the Subsidiary Guarantors with respect to any such Guarantees made by the Parent Company shall be satisfactory in all material respects to the Administrative Agent and Required Lenders;

Section 7.3 of the Credit Agreement is hereby further amended (i) by deleting the word “and” at the end of clause (i) of Section 7.3, (ii) by substituting “; and” for the period at the end of clause (j) of Section 7.3, and (iii) by adding the following new clause (k) immediately after clause (j) of Section 7.3 of the Credit Agreement:

(k)                              Permitted Investor Debt of the Parent Company.

(n)                                     Restricted Payments.  Section 7.6 of the Credit Agreement is hereby amended and restated in its entirety as follow:

7.6.                        Restricted Payments.  Declare or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except:

(a)                              the declaration and payment by the Parent Company of dividends or other distributions on its Equity Interests in the form of Permitted Equity Interests of the Parent Company;

(b)                             the declaration and payment by the Borrower of dividends or other distributions on its Equity Interests in the form of Permitted Equity Interests of the Borrower, and the declaration and payment by any Subsidiary of the Borrower of any dividends or other distributions on the Equity Interests of such Subsidiary;

(c)                              Restricted Payments by the Borrower to the Parent Company in the form of payments in cash of any principal of or interest on any Permitted Intercompany Loans or any fees, commissions or other transaction costs or expenses relating thereto; provided, however, that both immediately before and immediately after giving effect to any such Restricted Payments: (i) the Unrestricted Cash of the Borrower (determined on a stand-alone basis) shall not be less than $500,000; and (ii) no Defaults shall be continuing or shall result therefrom;

(d)                             Restricted Payments by the Borrower to the Parent Company in the form of cash distributions declared or paid by the Borrower on its Equity Interests in (but not before) the Borrower’s 2008 Fiscal Year ending December 31, 2008 or in any Fiscal Year thereafter; provided, however, that: (i) the maximum aggregate amount of all Restricted Payments made in cash by the Borrower pursuant to this paragraph (d) in any Fiscal Year of the Borrower (beginning with its 2008 Fiscal Year ending December 31, 2008) shall not exceed fifty percent (50%) of the Borrower’s Consolidated Excess Cash Flow for the Borrower’s immediately preceding Fiscal Year; (ii) the Borrower shall not make any Restricted Payments pursuant to this paragraph (d) in any Fiscal Year of the Borrower unless and until the Borrower shall have paid to the Administrative Agent, pursuant to Section 2.6(c), a mandatory prepayment of principal of the outstanding Loans equal in aggregate amount to fifty percent (50%) of the Borrower’s Consolidated Excess Cash Flow for the Borrower’s immediately preceding Fiscal Year; and (iii) both immediately before and immediately after giving effect to any such Restricted Payments, no Defaults shall be continuing or shall result therefrom;

(e)                              Restricted Payments in the form of cash distributions declared or paid by the Borrower on its Equity Interests at any time after the Restriction Termination Date; provided, however, that:

(i)                                     immediately after giving effect to any payment of such cash distributions pursuant to this paragraph (e), the aggregate amount of all cash distributions so paid by the Borrower to the Parent Company in any Fiscal Year of the Borrower shall not exceed: (A) $1,125,000 in the aggregate in the 2008 Fiscal Year of the Borrower ending December 31, 2008, such Restricted Payments not to exceed $281,250 in the aggregate in any Fiscal Quarter of Fiscal Year 2008; and (B) $1,500,000 in the aggregate in any Fiscal Year of the Borrower ending on or after December 31, 2009, such Restricted Payments not to exceed $375,000 in the aggregate in any Fiscal Quarter of any such Fiscal Year;

(ii)                                  both immediately before and immediately after giving effect to any payment of such cash distributions pursuant to this paragraph (e), no Default shall be continuing or shall result therefrom;

(iii)                               the Consolidated Leverage Ratio of the Borrower and the other Subsidiary Loan Parties as of the last day of the Measurement Period most recently ended prior to any such payment shall be 2.75:1.00 or less, and, after giving effect to any such payment on a Pro Forma Basis as if such payment was made on the last day of such Measurement Period, the Consolidated Leverage Ratio of the Borrower and the Subsidiary Loan Parties as of the last day of such Measurement Period shall not exceed the maximum Consolidated Leverage Ratio permitted under Section 7.10(b) as of the last day of such Measurement Period; and

(iv)          after giving effect to any such payment on a Pro Forma Basis as if such payment was made on the last day of the Measurement Period then most recently ended, the Principal Companies shall not be in violation of any of the financial covenants (including the financial covenants set forth in paragraph (c), paragraph (f) or paragraph (g) of Section 7.10) contained in Section 7.10 applicable to such Measurement Period;

(f)           Restricted Payments by the Parent Company in the form of payments in cash of any principal of or interest on any Permitted Investor Debt; provided, however, that: (i) both immediately before and immediately after giving effect to any such Restricted Payments, (A) the Unrestricted Cash of the Parent Company (determined on a stand-alone basis) shall be more than $200,000, and (B) no Defaults shall be continuing or shall result therefrom; and (ii) the aggregate amount of all of such Restricted Payments so made by the Parent Company shall not at any time exceed the aggregate amount of all Restricted Payments actually made in cash by the Borrower to the Parent Company pursuant to paragraph (d) or paragraph (e) of this Section 7.6;

(g)          the non-cash payment, in the form of payments-in-kind, by the Parent Company of interest accrued on Indebtedness of the Parent Company permitted by paragraph (i) or paragraph (k) of Section 7.3;

(h)          the issuance by the Parent Company of its Permitted Equity Interests in connection with the implementation of any Permitted Investor Debt Exchanges with respect to any Permitted Investor Debt; and

(i)           the repurchase by the Parent Company of shares of its common stock pursuant to employee benefit and incentive plans and agreements with employees in an aggregate amount not in excess of $100,000 in any Fiscal Year.

(o)          Financial Covenants.  Section 7.10 of the Credit Agreement is hereby amended by amending and restating in its entirety each of paragraphs (a), (b), (c) and (e) of Section 7.10 as follows:

(a)          Minimum Consolidated EBITDA.  Permit (i) the Consolidated EBITDA of the Borrower and the other Subsidiary Loan Parties for the period of twelve consecutive months ending January 31, 2008 to be less than $2,500,000, or (ii) the Consolidated EBITDA of the Borrower and the other Subsidiary Loan Parties for any Measurement Period ending during or on the last day of any period identified below to be less than the amount set forth below opposite such period:

Period	Minimum Consolidated EBITDA

01/01/08 through 06/30/08	$2,500,000
07/01/08 through 12/31/08	$3,000,000
01/01/09 through 12/31/09	$3,500,000
01/01/10 and thereafter	$4,000,000

(b)          Maximum Consolidated Leverage Ratio.  Permit (i) the Consolidated Leverage Ratio with respect to the Borrower and the other Subsidiary Loan Parties as of the last day of the period of twelve consecutive months ending January 31, 2008 to exceed 4.50:1.00, or (ii) the Consolidated Leverage Ratio with respect to the Borrower and the other Subsidiary Loan Parties as of the last day of any Measurement Period ending during or on the last day of any period identified below to exceed the ratio set forth below opposite such period:

Period	Ratio

01/01/08 through 03/31/08	4.50:1.00
04/01/08 through 09/30/08	3.75:1.00
10/01/08 through 03/31/09	3.00:1.00
04/01/09 through 09/30/09	2.75:1.00
10/01/09 through 03/31/10	2.50:1.00
04/01/10 and thereafter	2.00:1.00

(c)          Minimum Fixed Charge Coverage Ratio.  Permit the Consolidated Fixed Charge Coverage Ratio with respect to the Borrower and the other Subsidiary Loan Parties to be less than: (i) 1.15:1.00 as of the last day of and for the period of three consecutive Fiscal Quarters of the Borrower ending September 30, 2007; (ii) 1.15:1.00 as of the last day of and for the period of four consecutive Fiscal Quarters of the Borrower ending December 31, 2007; (iii) 1.25:1.00 as of the last day of and for any Measurement Period ending on or after March 31, 2008 if the Consolidated Leverage Ratio of the Borrower and the other Subsidiary Loan Parties is more than 2.75:1.00 as of the last day of such Measurement Period; and (iv) 1.10:1.00 as of the last day of and for any Measurement Period ending on or after March 31, 2008 if the Consolidated Leverage Ratio of the Borrower and the other Subsidiary Loan Parties is 2.75:1.00 or less as of the last day of such Measurement Period.

(e)          Maximum Corporate Overhead.  Permit the Overhead Expenses of the Parent Company (determined on a stand-alone basis) to exceed: (i) $1,800,000 in the aggregate for the Fiscal Year ending December 31, 2007; and (ii) $1,500,000 in the aggregate for any Fiscal Year ending on or after December 31, 2008.  For purposes of this paragraph (e), the Overhead Expenses of the Parent Company for any Fiscal Year shall be determined on a stand-alone basis for the Parent Company in accordance with GAAP, and shall exclude: (i) all Overhead Expenses of the Borrower and the other Subsidiary Loan Parties for such Fiscal Year; (ii) any non-cash charges and expenses related to stock-based compensation awards made by the Parent Company and its Subsidiaries; and (iii) any other extraordinary, unusual or non-recurring non-cash charges and expenses of any type or nature, including, without limitation, any deferred tax charges, that do not represent cash items in such period or any future period.

(p)            New Financial Covenants.  Section 7.10 of the Credit Agreement is hereby further amended by adding the following three new paragraphs, paragraph (f), paragraph (g) and paragraph (h), to Section 7.10 immediately after paragraph (e) thereof:

(f)           Minimum Liquidity.  With respect to each of the nine calendar months, April, 2007 through and including December, 2007, permit the sum of (i) the Liquidity of the Borrower as of the last day of each such calendar month, plus (ii) the Liquidity of the Parent Company as of the last day of each such calendar month, plus (iii) the amount by which the Aggregate Revolving Commitment exceeds the Outstanding Amount of Revolving Loans as of the last day of each such calendar month (the sum of clause (i), clause (ii) and clause (iii) as of the last day of any such calendar month being herein called, in relation to such calendar month, the “Total Liquidity”), to be less than (A) $750,000 in the aggregate as of the last day of each of the calendar months April, 2007 through August, 2007, inclusive, and (B) $1,000,000 in the aggregate as of the last day of each of the calendar months September, 2007 through December, 2007, inclusive.  If (1) the Total Liquidity as of the last day of any such calendar month shall be less than the minimum Total Liquidity required as of the last day of such calendar month by the foregoing sentence of this paragraph (f) (in this paragraph (f), called a “Total Liquidity Shortfall”), and (2) in order to cure and remedy the breach of the financial covenant set forth in the first sentence of this paragraph (f) resulting from such Total Liquidity Shortfall, cash proceeds of new Permitted Investments, in the minimum cash amount equal to the amount of such Total Liquidity Shortfall, shall be made to and received by the Parent Company within fifteen (15) days after the last day of such calendar month, then such breach of such financial covenant shall, for all purposes of this Agreement, be deemed to have been cured and remedied by the Principal Companies on a timely basis with the same full force and effect as if such breach had never occurred as of the last day of such calendar month.

(g)          Additional Permitted Investments.  If (i) the Unrestricted Cash of the Parent Company (determined on a stand-alone basis) is $200,000 or less as of the last day of any calendar month ending on or after December 31, 2007, and (ii) the Borrower is not permitted to make Restricted Payments to the Parent Company pursuant to paragraph (e) of Section 7.6 on the last day of such calendar month, then, within fifteen (15) days following the last day of such calendar month, the Parent Company shall (A) undertake and complete arrangements for the receipt by the Parent Company of the cash proceeds of new Permitted Investments in the minimum aggregate amount of $500,000, (B) provide to the Administrative Agent a written notice (1) confirming the Parent Company’s receipt of the cash proceeds of such new Permitted Investments, (2) specifying the amount (if any) of such new Permitted Investments that constitutes the aggregate cash proceeds from the issue of Permitted Equity Interests, identifying the Permitted Equity Interests so issued by the Parent Company, and identifying the purchasers of such Permitted Equity Interests, (3) specifying the amount (if any) of such new Permitted Investments that constitutes the aggregate original principal amount of new Permitted Investor Loans, and identifying the lenders of such new Permitted Investor Loans, (4) confirming that each of the lenders thereof is bound by a Standstill Agreement, and (5) setting forth the Unrestricted Cash of the Parent Company (determined on a stand-alone basis) after giving effect to the Parent Company’s receipt of such new Permitted Investments, and (C) provide to the Administrative Agent true and complete copies of all Instruments and Governing Documents evidencing or governing such new Permitted Investments that have not already been provided to the Administrative Agent.  The Principal Companies understand and agree that any breach by the Parent Company of its obligations under this paragraph (g) shall be an Event of Default under Section 8.1(b).

(h)          Permit (i) the Outstanding Amount of Revolving Loans as of December 31, 2007, less (ii) the aggregate amount of the proceeds of Revolving Loans obtained by the Borrower after the 2007 Amendment Effective Date to finance the Amount of any Permitted Acquisitions and any related transaction costs, to exceed $2,200,000.  The Principal Companies understand and agree that any breach by the Principal Companies of their obligations under this paragraph (h) shall be an Event of Default under Section

8.1(b).

(q)            Schedule 2.1.  Schedule 2.1 (Commitments of Lenders) to the Credit Agreement is hereby amended and restated to read in its entirety in the form thereof attached as Schedule 2.1 to the 2007 Amendment.

(r)             Form of Compliance Certificate.  Exhibit J to the Credit Agreement, which is the form of Compliance Certificate, is hereby amended and restated to read in its entirety in the form thereof attached as Exhibit A to the 2007 Amendment.

SECTION 3.         Conditions Precedent.  Each of the amendments set forth in Section 2 of this Agreement shall become and be effective in accordance with the express terms and conditions thereof on and as of the Effective Date; provided, however, that each of the following conditions precedent shall first be satisfied:

(a)             The Administrative Agent shall have received each of the following, each of which shall be originals or telecopies (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of each Principal Company, each dated the Effective Date, and each in form and substance reasonably satisfactory to the Administrative Agent and each of the Lenders:

(i)              executed counterparts of this Agreement, sufficient in number for distribution to the Administrative Agent, each Lender and the Principal Companies;

(ii)             executed counterparts of the Intercompany Subordination Agreement, sufficient in number for distribution to the Administrative Agent, each Lender and the Principal Companies;

(iii)            such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each of the Principal Companies as the Administrative Agent may require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement, the Intercompany Subordination Agreement and the Standstill Agreements; and

(iv)           such other assurances, certificates, documents, consents or opinions as the Administrative Agent or the Required Lenders may reasonably require.

(b)            The Administrative Agent shall have received counterparts of the Agreement, duly executed and delivered on behalf of the Required Lenders.

(c)             All Amendment Fees required to be paid in accordance with the terms of this Agreement shall have been paid to the Administrative Agent in full.

(d)            Each of the following conditions precedent shall be satisfied with respect to the 2007 Investments and related transactions:

(i)           there shall have been delivered to the Administrative Agent true, correct and complete copies of the 2007 Investment Documents and the Instruments evidencing Permitted Investor Loans and Permitted Intercompany Loans, each as in effect as of the Effective Date; all of the material terms and conditions of the 2007 Investment Documents and Instruments evidencing Permitted Investor Loans and Permitted Intercompany Loans shall in all material respects be the same as and consistent with the terms and conditions contained in the draft forms of such documents delivered to and approved by the Administrative Agent (which approval shall not have been unreasonably withheld or delayed) prior to the Effective Date; and no material provisions of any of the 2007 Investment Documents or Instruments evidencing Permitted Investor Loans or Permitted Intercompany Loans shall have been modified in any respect reasonably determined by the Administrative Agent to be materially adverse to the Subsidiary Loan Parties or the Secured Parties, in each case, without the prior consent of the Administrative Agent (which consent shall not be unreasonably withheld or delayed);

(ii)          the 2007 Investments shall have been made in all material respects in accordance with the 2007 Investment Documents; all material conditions precedent to the making of the 2007 Investments, as set forth in the 2007 Investment Documents, shall have been satisfied to the reasonable satisfaction of the Administrative Agent; and the Parent Company shall have received, upon the terms contained in the 2007 Investment Documents, cash proceeds in an aggregate amount not less than $4,500,000;

(iii)         during the period beginning on March 26, 2007 and ending on the Effective Date, not less than $3,300,000 in aggregate shall have been used by the Parent Company to make any combination of cash contributions to the capital of the Borrower or Permitted Intercompany Loans; during such period the Borrower shall have received from the Parent Company, by way of any combination of cash capital contributions or proceeds of Permitted Intercompany Loans, cash proceeds of not less than $3,300,000 in the aggregate; such Permitted Intercompany Loans shall be evidenced by one or more promissory notes of the Borrower payable to the order of the Parent Company; and such promissory notes shall have been delivered in pledge by the Parent Company to the Administrative Agent, together with undated Instruments of transfer signed in blank; and

(iv)         not less than $1,200,000 of the cash proceeds of the 2007 Investments shall be retained by the Parent Company for payment of its Overhead Expenses and (subject always to the limitations set forth in the definition of the term “Permitted Intercompany Loans”) for making Permitted Intercompany Loans from time to time after the Effective Date.

(e)             The Administrative Agent shall have received originals or telecopies (followed promptly by originals) of a Standstill Agreement duly executed by each of the lenders of the new Permitted Investor Loans and by the Principal Companies.

(f)             The Administrative Agent and the Lenders shall have received the financial statements referred to in Section 6.1(c) for the month ending February 28, 2007.

(g)            The Borrower shall have paid all reasonable fees and all reasonable out-of-pocket charges and disbursements of counsel to the Administrative Agent to the extent invoiced prior to or on the Effective Date.

(h)            The Effective Date shall have occurred on or before April 30, 2007.

SECTION 4.         Representations and Warranties.  Each of the Principal Companies hereby represents and warrants to the Administrative Agent and the Lenders on and as of the Effective Date as follows:

(a)             Authorization; No Contravention.  The execution, delivery and performance by each Principal Company of this Agreement and the Intercompany Subordination Agreement have been duly authorized by all necessary corporate or other organizational action, and do not and will not: (i) contravene the terms of any of such Person’s Governing Documents; (ii) conflict with or result in any breach or contravention of, or the creation of any Liens under, or require any payments to be made under

(A) any Contractual Obligation (other than any of the Loan Documents) to which such Person is a party or affecting such Person or the Properties of such Person or any of its Subsidiaries, or (B) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its Property is subject; or (iii) violate any Applicable Law; except in each case (other than creation of Liens referred to in clause (ii)), to the extent that any such conflict, breach, contravention or violation could not reasonably be expected to have a Material Adverse Effect.

(b)            Binding Effect.  This Agreement, the Credit Agreement (as amended hereby) and the Intercompany Subordination Agreement have been duly executed and delivered by each of the Principal Companies.  This Agreement, the Credit Agreement (as amended hereby) and the Intercompany Subordination Agreement constitute legal, valid and binding obligations of each of the Principal Companies, enforceable against each Principal Company in accordance with their terms, except as may be limited by bankruptcy, reorganization, insolvency, moratorium or other similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability.

(c)             Representations in Credit Agreement.  The representations and warranties of each of the Principal Companies contained in Article 5 of the Credit Agreement are true and correct in all material respects (except for representations and warranties that are already qualified as to materiality, which are instead true and correct) on and as of the date of this Agreement, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects (except for representations and warranties that are already qualified as to materiality, which are instead be true and correct) as of such earlier date, and except that, for purposes of this paragraph (c), the representations and warranties contained in paragraph (a) of Section 5.5 of the Credit Agreement shall be deemed to refer to the most recent financial statements furnished pursuant to paragraph (a), (b) or (c), respectively, of Section 6.1 of the Credit Agreement.

SECTION 5.         Amendment Fees; Costs and Expenses.

(a)             Amendment Fees.  In consideration of the execution and delivery of this Agreement by the Required Lenders, the Borrower agrees to pay to the Administrative Agent, for the pro rata account of the Lenders, nonrefundable amendment fees (the “Amendment Fees”) in the aggregate amount of $30,625.  The Amendment Fees shall become due and payable by the Borrower to the Administrative Agent, in accordance with the wire transfer instructions of the Administrative Agent, on the 2007 Amendment Effective Date.

(b)             Costs and Expenses.  The Principal Companies shall pay all of the reasonable out-of-pocket costs and expenses incurred by the Administrative Agent (including the Attorney Costs for the Administrative Agent) in connection with the preparation, negotiation, execution and delivery of this Agreement, in each case, to the extent required under Section 10.4(a) of the Credit Agreement.

SECTION 6.         Permitted Investor Debt Exchanges; Ratification of Obligations; etc.

(a)             The Parent Company covenants with the Administrative Agent and the Lenders that the Parent Company will complete, on or prior to June 17, 2007, Permitted Investor Debt Exchanges with respect to all Permitted Investor Debt outstanding on the Effective Date.

(b)             All of the agreements and Obligations of each of the Principal Companies to the Secured Parties under the Credit Agreement and the other Loan Documents and in relation to the Collateral are, by the execution and delivery of this Agreement by each of the Principal Companies, ratified, affirmed and confirmed in all respects by each of the Principal Companies.

(c)             Except as and to the limited extent otherwise expressly provided by this Agreement, all of the terms, conditions and provisions of the Credit Agreement and each of the other Loan Documents, and all of the rights and remedies of the Lenders and the Administrative Agent thereunder, shall remain unaltered.

SECTION 7.         Other Provisions.  This Agreement, the Intercompany Subordination Agreement and the Standstill Agreements are “Loan Documents” for all purposes of the Credit Agreement, and this Agreement and the rights and obligations hereunder of each of the parties hereto shall in all respects be governed by, and construed in accordance with, the laws of the State of New York.  This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, but all of such counterparts shall together constitute but one and the same agreement.  In making proof of this Agreement, it shall not be necessary to produce or account for more than one counterpart hereof signed by each of the parties hereto.  Delivery of photocopies of the signature pages to this Agreement by facsimile shall be as effective as delivery of manually executed counterparts of this Agreement.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

***Signature Pages to Woodridge Labs Amendment Agreement Follow***

IN WITNESS WHEREOF, the undersigned have duly executed this AMENDMENT AGREEMENT as of the date first above written.

The Borrower:

WOODRIDGE LABS, INC.

By:		/s/ Antonio Rodriquez
	Name:	Antonio Rodriguez
	Title:	Chief Financial Officer

The Parent Company:

NEXTERA ENTERPRISES, INC.

By:		/s/ Antonio Rodriquez
	Name:	Antonio Rodriguez
	Title:	Chief Financial Officer

**Signature Page to Woodridge Labs Amendment Agreement**

***Signature Pages to Woodridge Labs Amendment Agreement Follow***

The Administrative Agent:

NEWSTAR FINANCIAL, INC., as Administrative Agent

By:		/s/ Robert F. Milordi
	Name:	Robert F. Milordi
	Title:	Managing Director-Portfolio Management

**Signature Page to Woodridge Labs Amendment Agreement**

***Signature Page to Woodridge Labs Amendment Agreement Follows***

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The Lenders:

NEWSTAR CP FUNDING LLC

By: NewStar Financial, Inc., as its designated Manager

By:		/s/ Robert F. Milordi
	Name:	Robert F. Milordi
	Title:	Managing Director-Portfolio Management

NETSTAR WAREHOUSE FUNDING 2005 LLC

By: NewStar Financial, Inc., as its designated Manager

By:		/s/ Robert F. Milordi
	Name:	Robert F. Milordi
	Title:	Managing Director-Portfolio Management

NEWSTAR COMMERCIAL LOAN TRUST 2006-1

By: NewStar Financial, Inc., as Servicer

By:		/s/ Robert F. Milordi
	Name:	Robert F. Milordi
	Title:	Managing Director-Portfolio Management

**Signature Page to Woodridge Labs Amendment Agreement**

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